ACADIA POWER PARTNERS, LLC	EXHIBIT 23(c)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-10169, 33-26726, 33-38362, 33-44663, 333-44364, 333-59692, 333-59696, 333-124716, 333-127496, 333-158994 and 333-164066) and the Registration Statement on Form S-3 (No. 333-162772)of Cleco Corporation of our report dated February 25, 2010 relating to the consolidated financial statements of Acadia Power Partners, LLC.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
February 25, 2010